CORNETT LOAN FORGIVENESS AGREEMENT

This Cornett Loan Forgiveness Agreement ("Agreement") is made and entered into by and between AMERICAN CAPITOL INSURANCE COMPANY ("Employer"), a Texas life insurance company, and JOHN D. CORNETT ("Employee"), an individual resident of Houston, Harris County, Texas, hereinafter sometimes referred to in the singular as "party" and in the plural as "parties."

                          SECTION 1
                          RECITALS

1.	The following recitals are hereby adopted and agreed to by the parties:
1.1	The definitions set forth below apply to the words used in these recitals.
1.2	Employee owns a Life Insurance Policy issued by Metropolitan Life
Insurance Company which is the subject of the Split Dollar
Agreement between Employee and Employer, which Split Dollar
Agreement is hereby incorporated by reference thereto for all purposes.
1.3	Employee and Employer are parties to the Cornett Employment
Agreement which is hereby incorporated herein by reference thereto for all purposes.
1.4	The Split Dollar Agreement provides that premiums paid by Employer on the Life Insurance Policy are subject to repayment out of the
Life Insurance Policy Proceeds, as set forth in the Split Dollar
Agreement, thus creating a Loan.
1.5	The parties understand that forgiveness by Employer of the Loan, or any portions thereof, will constitute taxable income to Employee for the year in which such forgiveness takes place and all
conditions precedent to such forgiveness have been fulfilled and/or expire, but each party is responsible for the tax consequences of the compensation provided by this Agreement, and no assurances regarding tax consequences have been given by either party to the other.
1.6	The parties intend by this Loan Forgiveness Agreement to establish a program under which the Loan is forgiven in incremental amounts but each such forgiveness shall be subject to the fulfillment or continued existence of specified conditions or obligations, as the case may be, as set forth herein.

                             SECTION 2
                            DEFINITIONS

2.	The following terms used in this Agreement with initial
capitalization shall have the meanings set forth below unless the rules of grammar or form would require otherwise:
2.1	"Applied" means the reduction of the Loan by the amount of the subject Loan Forgiveness Credit, occurring upon the designated event or date, prior to which the Loan Forgiveness Credit does not operate to reduce the Loan.
2.2	"Cornett Employment Contract" means that certain written contract dated April 1, 2000, between Employer and Employee relating to
Employer's employment of Employee.
2.3	"Disability" of Employee shall have the same meaning as set forth in Section 8(a)(5) of the Cornett Employment Agreement.
2.4	"Employee" means John D. Cornett, an employee of American Capitol
Insurance Company.
2.5	"Employer" means American Capitol Insurance Company of Houston,
Texas, or its successor, if applicable.
2.6	"Life Insurance Policy" means that certain life insurance policy
No. 953206270PR issued by Metropolitan Life Insurance Company that is the subject of the Split Dollar Agreement.
2.7	"Loan" means the aggregate amount of the debt that must be repaid out of the Life Insurance Policy "cash value" or the death proceeds of the Life Insurance Policy, as the case may be, which debt is created by virtue of payments by Employer of Premiums on the Life
Insurance Policy, less any reductions in the amount of the debt resulting from payments made by Employee that reduce the debt and less any Loan Forgiveness Credit or Loan Forgiveness Credits applied to reduce the debt pursuant to this Agreement.
2.8	"Loan Forgiveness Credit" means an amount equal to $18,000 which, when applied, will constitute a reduction of the Loan by that amount as contemplated in Section 2.7.
2.9	"Premium" means the aggregate of the annual premium due on the Life
Insurance Policy ($6,054.84) plus the amount of the annual premium due on the Paid-Up Additional Rider ($11,918.00), which fall due on
August 13 of each year.
2.10	"Retirement" means the date on which Employee gives written notice to Employer of his election to discontinue his employment with
Employer or any employer with whom he may be employed after
attaining the age of 60.
2.11	"Split Dollar Agreement" means that certain written contract dated
November 21, 1995, between Employer and Employee relating to the Life Insurance Policy on which Employer pays the premiums under which Employee is the owner and the insured.

                            SECTION 3
                            AGREEMENT

3.	Employer and Employee hereby agree as follows:
3.1	The above recitals and definitions are true and correct.
3.2	For the years 2000, 2001, and 2002, effective on August 13 of each such year, subject to the terms and conditions of this Agreement,
Employee shall be entitled to, and shall receive, a Loan
Forgiveness Credit.
3.3	For each of the years 2000, 2001, and 2002, subject to the terms and conditions of this Agreement, Employer shall pay the Premium that falls due on the Life Insurance Policy on August 13 of each such year.
3.4	The Loan Forgiveness Credits shall be applied as follows: On the first of the month falling next after the first to occur of
Employee's Disability or Retirement, one Loan Forgiveness Credit
shall be applied, and thereafter one Loan Forgiveness Credit shall be applied on the same date on each successive year until the full amount of the Loan has been forgiven or all Loan Forgiveness
Credits to which Employee is entitled have been applied.  In the event of Employee's death, all unapplied Loan Forgiveness Credits shall be applied as of the date of death of Employee.
3.5	In the event of the termination of the Split Dollar Agreement pursuant to Article IV (a), (b), (c), or (d) of the Split Dollar Agreement, the amount of the Loan will be determined by this
Agreement and not by the Split Dollar Agreement.
3.6	Notwithstanding anything to the contrary contained herein, (i)
Employer shall not be obligated to pay any Premium, (ii) Employee shall not be entitled to any Loan Forgiveness Credit, and (ii) no Loan Forgiveness Credit shall be applied at any time subsequent to an event that constitutes a material violation by Employee of any provision of the Cornett Employment Agreement. For purposes of this Section, "material violation" as used in the immediately preceding sentence shall include, but shall not be limited to, any event or development that entitles Employer to terminate Employee's employment "for cause" as set forth in Section 10 of the Cornett Employment Agreement. The parties acknowledge that the Cornett
Employment Agreement contains certain limitations or restrictions that apply to Employee even if he is no longer employed by Employer.

                            SECTION 4
                          MISCELLANEOUS

4.1	Notices.  Any notice required or permitted under this Agreement shall be in writing, signed by the party giving the notice, and shall be deemed to be delivered three business days after deposit in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed as follows:

If to Employer:	American Capitol Insurance Company
10555 Richmond Avenue
Houston, Texas 77042
Attention:  William F. Guest

If to Employee:	John D. Cornett
10922 Burgoyne
Houston, Texas 77042

Notice given in any other manner shall be effective when received by the addressee.  The address for notice may be changed by notice given in accordance with this provision.
4.2	Amendments.  This Agreement and any attachments incorporated by reference constitute the entire agreement between the parties and may not be amended, supplemented, waived, or terminated except by written instrument executed by the parties and delivered by each party to the other.
4.3	Waiver.  No waiver of any provision of this Agreement shall
constitute a waiver of any other provision of this Agreement, nor shall such waiver constitute a waiver of any subsequent breach of such provision.  No waiver shall be effective except by written instrument executed by the parties and delivered by each party to the other.
4.3	Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, successors and assigns, as the case may be.
Notwithstanding anything herein to the contrary, this Agreement is not assignable by Employee.
4.5	Governing Law.  The validity, construction, and enforcement of this
Agreement shall be governed by the laws of the State of Texas.  In the event of a dispute concerning this Agreement, the parties agree that venue lies in a court of competent jurisdiction in Harris
County, Texas.
4.6	Severability.  If any provision of this Agreement is declared unenforceable by a court of last resort, such declaration shall not effect the validity of any other provisions of this Agreement.
4.7	Construction.  The headings contained in this Agreement are for reference purposes only and shall not affect this Agreement in any manner whatsoever.  Whenever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.
4.8	Time for Performance.  If the time for performance of any
obligation set forth in this Agreement falls on a Saturday, Sunday, a legal holiday, or a day on which the offices of Employer are officially closed for any reason, compliance with such obligation on the next business day following such Saturday, Sunday, legal holiday, or day on which Employer's offices are officially closed, shall be deemed acceptable.
4.9	Counterparts.  This Agreement shall be executed in duplicate counterparts, each of which shall be deemed an original but shall be deemed one instrument.
4.10	Authorization.  The making and performance by Employer of this
Agreement have been duly authorized by Employer's Board of Directors, and the undersigned representative of Employer is fully empowered and authorized to execute this Agreement on its behalf.

This Agreement is executed to be effective as of April 1, 2000.

EMPLOYER:							EMPLOYEE:
AMERICAN CAPITOL INSURANCE COMPANY

By:	/s/William F. Guest				/s/John D. Cornett
----------------------------       -----------------------
William F. Guest, Chairman		John D. Cornett